EXHIBIT 10.30

AMENDMENT TO amended and RESTATED EMPLOYMENT AGREEMENT

AMENDMENT by and between Primerica, Inc. (the “Company”), and Peter W. Schneider (the “Executive”) dated as of the 17th day of November, 2015.

WHEREAS, the Board of Directors of the Company (the “Board”) has previously determined that it is in the best interests of the Company and its stockholders to employ the Executive as the Company’s President;

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement embodying the terms of such employment dated as of January 2, 2015 (the “2015 Agreement”); and

WHEREAS, the Company and the Executive desire to modify certain terms of the 2015 Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1.Section 5(a)(i) of the 2015 Agreement is stricken in its entirety and replaced with the following:

(i)the Company shall pay to the Executive in a lump sum in cash on the 60th day (except as specifically provided in Section 5(a)(i)(A)(2)) after the Date of Termination the aggregate of the following amounts:

A.the sum of (1) the Executive’s accrued but unpaid Annual Base Salary and any accrued but unused vacation pay through the Date of Termination, and (2) the Executive’s Annual Bonus for the fiscal year immediately preceding the fiscal year in which the Date of Termination occurs if such bonus has not been paid as of the Date of Termination (at the time such Annual Bonus would otherwise have been paid) (together, the “Accrued Obligations”); and

B.the amount equal to the product of (x) 1.0 (or, if the Date of Termination occurs within the six month period prior to or the two-year period following a Change of Control (as defined in the Primerica, Inc. 2010 Omnibus Incentive Plan), 1.5), and (y) the sum of (I) the Executive’s Annual Base Salary as of the Date of Termination and (II) the Target Bonus as of the Date of Termination.

2.The amendments set forth herein are limited to the subject matter thereof. All other provisions of the 2015 Agreement shall remain unchanged.

[Signature page follows.]

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all as of the day and year first above written.

/s/ Peter W. Schneider
PETER W. SCHNEIDER

PRIMERICA, INC.

By: /s/ P. George Benson
Title:  Lead Director